Exhibit 23.2


                            AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                                DENVER, CO 80202


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement of Ten Stix Inc., on Form S-8, of our report dated March 8, 2003, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) of Ten Stix Inc. for the year ended December 31, 2002, and all references to our firm included in this Registration Statement.



                                                AJ. ROBBINS, P.C.
                                                CERTIFIED PUBLIC ACCOUNTANTS






Denver, Colorado
September 27, 2004